UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Fiscal 2010 Base Salaries.  On December 29, 2009, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2010.  The fiscal 2010 base salaries for MOCON’s executive officers, as set forth in the table below, represent an increase of three percent over such individuals’ base salaries for 2009.

Name	Title	2010 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$281,635
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$212,676
Darrell B. Lee	Vice President, Chief Financial Officer, Treasurer and Secretary	$157,073
Douglas J. Lindemann	Vice President and General Manager	$181,317
Robert E. Forsberg	Vice President and President of Baseline-MOCON	$148,361

Fiscal 2010 Incentive Pay Plan.  In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual financial, earnings and other goals through the MOCON, Inc. Incentive Pay Plan, which was established pursuant to resolutions of the Compensation Committee effective January 1, 2003 and filed as an exhibit to MOCON’s annual report on Form 10-K for the year ended December 31, 2002.  Under the Incentive Pay Plan, annual goals are measured by MOCON’s annual net income before income taxes and incentives for all the above-named executive officers.  The Incentive Pay Plan contemplates that each year the Compensation Committee will establish goal amounts for MOCON’s executive officers and will determine the percentage of salary at goal for MOCON’s executive officers.  On December 29, 2009, the Compensation Committee established these goal amounts and determined these percentages.  Although the goal amounts are confidential, the 2010 percentages of salary at goal range from thirty-five percent to sixty-five percent of 2010 base salary earned, at goal, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent.  The fiscal 2010 goals and percentages of salary were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2010 Special Performance Related Bonuses.  On December 29, 2009, the Compensation Committee decided to establish a special performance related bonus arrangement for each of Messrs. Demorest, Mayer, Lee,  Lindemann and Forsberg to further motivate these individuals to attain a certain company-related performance goal in addition to the profitability performance-related goals covered under MOCON’s Incentive Pay Plan.  While the specific performance goal remains confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000.  The terms of the fiscal 2010 special performance related bonuses were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: December 31, 2009	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary